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                                                                     EXHIBIT 4.2

                         FORM OF SUPPLEMENTAL INDENTURE

              SUPPLEMENTAL INDENTURE, dated as of        , 2003, by and between
Volume Services America, Inc., a Delaware corporation (the "Company"), and Wells Fargo Bank Minnesota, N.A., as successor to Norwest Bank Minnesota, National Association, as trustee (the "Trustee") to the Indenture, dated as of March 4, 1999 (the "Indenture").

                              W I T N E S S E T H :

              WHEREAS, the Company and the Trustee have heretofore executed and delivered the Indenture providing for the issuance of 11 1/4% Senior Subordinated Notes due 2009 (the "Securities") of the Company;

              WHEREAS, there is currently outstanding under the Indenture $100,000,000 in aggregate principal amount of the Securities;

              WHEREAS, Volume Services America Holdings, Inc., a Delaware corporation and the parent entity of the Company ("Holdings"), intends to offer and sell to the public Income Deposit Securities, representing shares of common stock and subordinated notes of Holdings pursuant to a Registration Statement on Form S-1 (the "IPO") and enter into a series of transactions (together with the IPO, the "Restructuring") which require the amendment and/or waiver of various provisions of the Indenture;

              WHEREAS, Section 9.02 of the Indenture provides that the Company and the Trustee may, with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities, (i) enter into a supplemental indenture for the purpose of amending the Indenture or (ii) waive compliance with certain provisions of the Indenture;

              WHEREAS, the Company has offered to purchase for cash all of the outstanding Securities upon the terms and subject to the conditions set forth in
the Offer to Purchase and Consent Solicitation Statement dated        , 2003, as
the same may be amended, supplemented or modified (the "Offer");

              WHEREAS, the Offer is conditioned upon, among other things, the proposed amendments and waivers (the "Proposed Amendments") to the Indenture set forth herein having been approved by at least a majority in aggregate principal amount of the outstanding Securities (and a supplemental indenture in respect thereof having been executed and delivered) with the effectiveness of such Proposed Amendments with respect to the Securities being subject to the acceptance for payment by the Company of the Securities representing a majority in aggregate principal amount of the outstanding Securities pursuant to the Offer (the "Acceptance");

              WHEREAS, the Company has received and delivered to the Trustee the requisite consents to effect the Proposed Amendments under the Indenture;

              WHEREAS, the Company has been authorized by a resolution of its Board of Directors to enter into this Supplemental Indenture; and


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              WHEREAS, all other acts and proceedings required by law, by the
Indenture and by the certificate of incorporation and by-laws of the Company to make this Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed;

              NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, and for the equal and proportionate benefit of the Holders of the Securities, the Company and the Trustee hereby agree as follows:

                                   ARTICLE ONE

Section 1.01  Definitions.

              Capitalized terms used in this Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

                                  ARTICLE TWO

Section 2.01 Waiver of Compliance with Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, and 5.01.

              Effective immediately upon execution of this Supplemental Indenture, the Trustee waives compliance with the provisions of Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11 and 5.01 of the Indenture
and with any events of default set forth in Section 6.01 with respect thereto arising in connection with the consummation of the IPO and the transactions contemplated by the Restructuring, including, without limitation, (i) the entry into and the borrowing under the new senior credit facility in an amount up to
$        million, (iii) the issuance by Holdings of new senior subordinated
notes due 2013 in an amount equal to $        , and (iv) any and all other
actions that are taken by the Holdings, the Company, or any of their Subsidiaries in connection with the consummation of the IPO and the transactions contemplated by the Restructuring.

                                 ARTICLE THREE

Section 3.01  Amendment of Section 4.02.

              Effective upon, and subject only to, the Acceptance, the provisions of Section 4.02 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase "[intentionally omitted]".

Section 3.02  Amendment of Section 4.03.

              Effective upon, and subject only to, the Acceptance, the provisions of Section 4.03 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase "[intentionally omitted]".

Section 3.03  Amendment of Section 4.04.

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              Effective upon, and subject only to, the Acceptance, the
provisions of Section 4.04 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase "[intentionally omitted]".

Section 3.04  Amendment of Section 4.05.

              Effective upon, and subject only to, the Acceptance, the provisions of Section 4.05 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase "[intentionally omitted]".

Section 3.05  Amendment of Section 4.06.

              Effective upon, and subject only to, the Acceptance, the provisions of Section 4.06 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase "[intentionally omitted]".

Section 3.06  Amendment of Section 4.07.

              Effective upon, and subject only to, the Acceptance, the provisions of Section 4.07 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase "[intentionally omitted]".

Section 3.07  Amendment of Section 4.08.

              Effective upon, and subject only to, the Acceptance, the provisions of Section 4.08 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase "[intentionally omitted]".

Section 3.08  Amendment of Section 4.09

              Effective upon, and subject only to, the Acceptance, the provisions of Section 4.09 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase "[intentionally omitted]".

Section 3.09  Amendment of Section 4.10.

              Effective upon, and subject only to, the Acceptance, the provisions of Section 4.10 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase "[intentionally omitted]".

Section 3.10  Amendment of Section 4.11.

              Effective upon, and subject only to, the Acceptance, the provisions of Section 4.11 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase "[intentionally omitted]".

Section 3.11  Amendment of Section 5.01.

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              Effective upon, and subject only to, the Acceptance, the
provisions of Section 5.01 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase "[intentionally omitted]".

Section 3.12  Amendment of Section 6.01.

              Effective upon, and subject only to, the Acceptance, the provisions of Section 6.01 of the Indenture are amended by (i) deleting the text of paragraphs of (3), (5), (6) and (9) from Section 6.01 and inserting in lieu thereof the phrase "[intentionally omitted]"; (ii) deleting the words "or (5)" after the words "A Default under clause (4)"; (iii) deleting the words "or (5), as the case may be" after the words "does not cure such Default within the time specified in clause (4)"; (iv) deleting the words "(6) or" after the words "in the form of an Officers' Certificate of any Event of Default under clause"; and
(v) deleting the words "(5) or (9)" after the words "with the giving of notice or the lapse of time would become an Event of Default under clause (4)."

Section 3.13  Amendment of Section 8.02.

              Effective upon, and subject only to, the Acceptance, the provisions of Section 8.02 of the Indenture are amended by deleting the text of paragraph (6) from Section 8.02 inserting in lieu thereof the phrase "[intentionally omitted]".

                                  ARTICLE FOUR

Section 4.01  Continuing Effect of Indenture.

              Except as expressly provided herein, all of the terms, provisions and conditions of the Indenture and the Securities outstanding thereunder shall remain in full force and effect. On and after the Settlement Date (as defined in the Offer), each reference in the Indenture to "the Indenture," "this Indenture," "hereunder," "hereof" or "herein" shall mean and be a reference to the Indenture as supplemented by this Second Supplemental Indenture unless the context otherwise requires.

Section 4.02  Construction of Supplemental Indenture.

              The Supplemental Indenture is executed as and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 4.03  Trust Indenture Act Controls.

              If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision of this Supplemental Indenture or the Indenture that is required to be included by the Trust Indenture Act of 1939, as amended, as in force at the date this Supplemental Indenture is executed, the provision required by said Act shall control.

Section 4.04  Trustee Disclaimer.

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              The recitals contained in this Supplemental Indenture shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

Section 4.05  Counterparts.

              This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

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              IN WITNESS WHEREOF, the parties hereto have caused this
Supplemental Indenture to be duly executed as of the day and year first above written.



                                    VOLUME SERVICES OF AMERICA, INC.



                                    By: ________________________________________
                                        Name:
                                        Title:



                                    VOLUME SERVICES AMERICA HOLDINGS, INC., as
                                        Guarantor



                                    By: ________________________________________
                                        Name:
                                        Title:



                                    VOLUME SERVICES, INC., as Guarantor



                                    By: ________________________________________
                                        Name:
                                        Title:



                                    SERVICE AMERICA CORPORATION, as Guarantor



                                    By: ________________________________________
                                        Name:
                                        Title:



                                    VOLUME SERVICES INC. (Kansas), as Guarantor

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                                                                               7



                                    By: ________________________________________
                                        Name:
                                        Title:



                                    EVENTS CENTER CATERING, INC., as Guarantor



                                    By: ________________________________________
                                        Name:
                                        Title:



                                    SERVICE AMERICA CONCESSIONS CORPORATION, as
                                        Guarantor



                                    By: ________________________________________
                                        Name:
                                        Title:



                                    SERVO-KANSAS, INC., as Guarantor



                                    By: ________________________________________
                                        Name:
                                        Title:



                                    SVM OF TEXAS, INC., as Guarantor



                                    By: ________________________________________
                                        Name:
                                        Title:



                                    SERVICE AMERICA OF TEXAS, INC., as Guarantor

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                                                                               8



                                    By: ________________________________________
                                        Name:
                                        Title:



                                    WELLS FARGO BANK MINNESOTA, N.A., as Trustee



                                    By: ________________________________________
                                        Name:
                                        Title: